Exhibit 99.1
comScore Reports First Quarter 2009 Results
First quarter revenue of $30.6 million increased 16% from prior year
RESTON, VA, April 30, 2009 — comScore, Inc. (NASDAQ: SCOR), a leader in measuring the digital world, today announced financial results for the first quarter of 2009.
Revenue in the first quarter was $30.6 million, up 16% from the first quarter of 2008, and subscription revenues increased by 23% over the same period. GAAP net income was $0.3 million, or $0.01 per diluted share in the first quarter of 2009, compared to $2.5 million or $0.08 per diluted share, a year ago. Net income in the first quarter was negatively impacted by a higher-than-anticipated non-cash effective tax rate due primarily to the tax treatment of compensation expense related to restricted stock awards that vested during the quarter. The company’s cash tax rate was a 5.1% benefit for the first quarter. The Company continues to utilize net operating loss carry-forwards to reduce cash taxes. Non-GAAP net income was $4.2 million, or $0.14 per share, well above the previously announced guidance range of $2.6 to $3.1 million, while adjusted EBITDA was $5.4 million in the first quarter, also above the guidance range of $3.8 to $4.3 million.
Magid Abraham, comScore’s President and Chief Executive Officer said, “We are pleased to report first quarter revenue at the upper end of our expected range, considering the overall economic environment. We had particular strength internationally, as we continue to penetrate newer markets, and domestically in selected industry verticals such as telecommunications, consumer packaged goods, and pharmaceuticals. Our contract renewal rate continued to exceed 90% on a dollar basis. As anticipated, we continue to experience higher levels of attrition among our smallest customers, but this was largely offset by continued strong renewal activity at medium and large customers, consistent with our experience in prior quarters. We also experienced lower-than-expected project revenue due to increased economic pressure on our customers’ discretionary budgets. Operationally, we performed very well, and our profitability performance reflects our efforts to implement additional cost controls. We are also investing in new products and technologies expected to drive long-term growth, while at the same time driving efficiencies in our cost structure to achieve our margin goals for full year 2009.”

First Quarter 2009 Financial and Business Summary
(dollars in millions, except per share data)

	1Q09	1Q08	Change
Revenue	$30.6	$26.4	16%
GAAP Net Income	$0.3	$2.5	-89%
GAAP EPS	$0.01	$0.08
Adjusted EBITDA*	$5.4	$5.6	-3%
Adjusted EBITDA Margin*	18%	21%
Non-GAAP Net Income*	$4.2	$5.3	-22%
Non-GAAP EPS*	$0.14	$0.18
Operating Cash Flow	$2.2	$10.3	-78%
Free Cash Flow*	($0.6)	$6.7
Deferred Revenue	$44.0	$42.8	3%
Subscription Revenue	$26.5	$21.5	23%
Project Revenue	$4.1	$4.9	-16%
Existing Customer Revenue	$26.8	$22.1	21%
New Customer Revenue	$3.8	$4.3	-12%
International Revenue	$4.6	$3.4	35%
Customer Count	1,181	948

*	A complete reconciliation of GAAP to non-GAAP results is set forth in the attachment to this press release.
Reflected in GAAP net income for the first quarter of 2009 is an effective tax rate of 80.9% percent, including a cash tax benefit of 5.1%. The effective tax rate was negatively impacted by a write-off of deferred tax assets associated with restricted stock awards prompted by the decline in our stock price from the date of grant to the vesting date during the first quarter. Because of this, the tax-basis compensation expense recorded for these awards upon vesting was substantially less than the GAAP-basis expense, which created taxable income that was greater than income before income taxes and a correspondingly higher effective tax rate. The company continued to utilize net operating loss carry-forwards to reduce cash taxes and expects to continue to do so as permitted in future periods.
Financial Outlook
Magid Abraham, comScore’s president and chief executive officer said, “We continue to anticipate that our healthy renewal rate, the addition of new customers, and international expansion will drive our top-line growth in 2009. However, due to the impact of macro-economic conditions on our customers, including lower than expected project revenues, we now anticipate revenue growth of 10% to 12% for the full year 2009. While the volatile economic environment makes it challenging to provide a long-term outlook, we have taken cost containment actions that we anticipate will result in approximately $9.8 million in annualized savings that should allow us to maintain our commitment to deliver an adjusted EBITDA margin in 2009 consistent with our 2008 performance, while we continue to invest in our strategic priorities and manage this company for the long term.”
Abraham continued, “Our strong revenue and subscription growth in the economically challenging first quarter environment demonstrated the resiliency of the comScore business model. I am confident in our ability to leverage our competitive positions and our existing and forthcoming product suite to emerge as a stronger company with excellent revenue visibility and profitability.”

comScore’s expectations for the second quarter 2009 are outlined in the table below*:
(dollars in millions, except per share data)

Revenue	$30.8 - $31.3 million

Income before income taxes	$1.0 - $1.4 million

Adjusted EBITDA	$5.5 - $6.1 million

Estimated diluted shares	30.8 million

*	A complete reconciliation of GAAP to non-GAAP results is set forth in the attachment to this press release.
Due to the high variability and difficulty in predicting certain items that affect net income, such as tax rates and stock price, comScore is unable to provide a complete reconciliation of Adjusted EBITDA to net income on a forward-looking basis without unreasonable efforts. However, a reconciliation of forward-looking Adjusted EBITDA to income before income taxes is set forth in the attachment to this press release.
Conference Call Information:
Management will provide commentary on the company’s results in a conference call on Thursday, April 30, 2009 at 5:00 pm ET.
The conference call and replay can be accessed by telephone and webcast as follows:
Call-in Number: 888-713-4214, Pass code 15676895
(International) +1- 617-213-4866, Pass code 15676895
Replay Number: 888-286-8010, Pass code 77189543
(International) +1- 617-801-6888, Pass code 77189543
Webcast (live and replay): http://ir.comscore.com/events.cfm
About comScore
comScore, Inc. (NASDAQ: SCOR) is a global leader in measuring the digital world and preferred source of digital marketing intelligence. For more information, please visit http://www.comscore.com/companyinfo.

Non-GAAP Financial Measures
comScore reports all financial information required in accordance with generally accepted accounting principles (GAAP). comScore believes, however, that evaluating its ongoing operating results will be enhanced if it also discloses certain non-GAAP information because it is useful to understand comScore’s performance, as it excludes non-cash and other special charges that many investors believe may obscure comScore’s on-going operating results.
For example, comScore uses non-GAAP net income, which excludes stock-based compensation, the amortization of acquired intangible assets and the non-cash, deferred tax provision. comScore also reports non-GAAP EPS (diluted), which uses non-GAAP net income in lieu of GAAP net income in calculating earnings per share.
In addition, comScore believes that Adjusted EBITDA is a useful measure for investors to use to evaluate its operating performance. Adjusted EBITDA comprises non-GAAP net income further adjusted to exclude the cash tax provision, depreciation and interest income (expenses), net. A reconciliation of comScore’s GAAP results to these non-GAAP measures is included in the financial tables accompanying this release.
The company believes that Adjusted EBITDA is an important indicator of the company’s operational strength and the performance of its business because it provides a link between profitability and operating cash flow. Adjusted EBITDA is also widely used by investors and analysts as a supplemental measure to evaluate the overall operating performance of companies in comScore’s industry. comScore’s management also uses Adjusted EBITDA extensively as a measure of operating performance because it does not include the impact of items not directly resulting from our core operations. Moreover, the company’s management uses the measure for planning purposes, to allocate resources and to evaluate the effectiveness of the company’s business strategies and management’s performance.
The company believes that excluding non-recurring costs from non-GAAP net income and EPS and from Adjusted EBITDA provides a meaningful indication to investors of the expected on-going operating performance of the company. Specifically as it relates to acquisitions, the exclusion of the non-recurring costs reflects the expected benefits realized or to be realized upon the integration of acquired entities into comScore.
comScore’s management also uses free cash flow as a non-GAAP measure of the company’s operating cash flow less cash expenditures for capital spending as a key indicator of the company’s operating cash flow performance net of capital outlays.
Whenever comScore uses such historical non-GAAP financial measures, it provides a reconciliation of historical non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measure included in the financial tables accompanying this release. Although the company provides a reconciliation of historical non-GAAP financial measures, due to the high variability and difficulty in predicting certain items that affect net income, such as tax rates and stock price, comScore is unable to provide a complete reconciliation of Adjusted EBITDA to net income on a forward-looking basis without unreasonable efforts. However, a reconciliation of forward-looking Adjusted EBITDA to income before income taxes is set forth in the attachment to this press release.
Cautionary Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, comScore’s expectations regarding the continued growth of its customer base; expectations regarding customer renewal rates, particularly with respect to different sizes and types of customers; expectations regarding penetrating new markets, particularly with respect to international expansion; expectations regarding its strength and success in industry verticals such as telecommunications, consumer packaged goods, and pharmaceuticals; expectations regarding the potential benefits of development and investment in new products and technologies and the resulting financial benefits; assumptions and expectations regarding effective tax rates and the use and availability of net operating loss carry-forwards; expectations regarding the outcome of cost containment measures and the resulting effect on comScore’s margins and strategic priorities; expectations and forecasts of future financial performance, including related growth rates and components thereof; assumptions related to costs and revenue growth for the second quarter and the full year 2009; and assumptions related to the state of the economy and the global market environment. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: comScore’s reliance on subscription-based revenues; comScore’s ability to retain existing large customers and obtain new large customers; risks related to the domestic and global economies and the effects they may have on comScore, its industry or its customers; the early stage of the market for digital marketing intelligence and the rate of development of such market; comScore’s ability to manage its growth; the rate of development of the Internet advertising and eCommerce markets; comScore’s ability to effectively expand sales and marketing; continued growth of the Internet as a medium for commerce, content, advertising and communications; inability to sell additional products and attract new customer; limitations over comScore’s control of certain variables in financial forecasts such as its stock price and the resulting effect on its tax rates; and the volatility of quarterly results and expectations.
For a detailed discussion of these and other risk factors, please refer to comScore’s Annual Report on Form 10-K for the period ended December 31, 2008 and from time to time other filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s Web site (http://www.sec.gov).
Stockholders of comScore are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. comScore does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.
Contact:
Kenneth Tarpey
Chief Financial Officer
comScore, Inc.
(703) 438-2305
ktarpey@comscore.com

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comScore, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2009	2008
	(unaudited)
Revenues	30,624	26,370

Cost of revenues (excludes amortization of intangible assets resulting from acquisitions shown below) (1)	$10,036	$7,017
Selling and marketing (1)	10,486	8,945
Research and development (1)	4,005	3,070
General and administrative (1)	4,507	3,886
Amortization of intangible assets resulting from acquisitions	320	7

Total expenses from operations	29,354	22,925

Income from operations	1,270	3,445
Interest income, net	175	819
Gain (loss) from foreign currency	12	(55)

Income before income taxes	1,457	4,209
Income tax provision	(1,180)	(1,678)

Net income	$277	$2,531

Net income available to common stockholders’ per common share:
Basic	$0.01	$0.09
Diluted	$0.01	$0.08
Weighted -average number of shares used in per share calculation — common stock
Basic	29,477,369	28,200,934
Diluted	30,461,974	29,998,490

(1)	Amortization of stock-based compensation is included in the line items above as follows:

Cost of revenues	$320	$141
Selling and marketing	1,113	421
Research and development	238	114
General and administrative	629	467

comScore, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2009	2008
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$25,026	$34,297
Short-term investments	45,039	37,164
Accounts receivable, net of allowances of $647 and $479, respectively	31,943	29,947
Prepaid expenses and other current assets	2,171	1,871
Deferred tax asset	10,717	13,304

Total current assets	114,896	116,583
Long-term investments	2,861	3,497
Property and equipment, net	18,354	17,697
Other non-current assets	130	131
Long-term deferred tax asset	15,090	13,736
Intangible assets, net	8,446	8,805
Goodwill	39,171	39,114

Total assets	$198,948	$199,563

Liabilities and stockholders’ equity
Current Liabilities:
Accounts payable	$1,389	$1,755
Accrued expenses	6,707	9,432
Deferred revenues	43,935	42,779
Deferred rent	1,204	1,049
Capital lease obligations	740	977

Total current liabilities	53,975	55,992
Long-term deferred rent	8,787	8,691
Long-term deferred revenue	20	—

Total liabilities	62,782	64,683
Stockholders’ equity:
Common stock	30	29
Treasury stock	(2,341)	(1,265)
Additional paid-in capital	194,878	192,612
Accumulated other comprehensive loss	(1,024)	(842)
Accumulated deficit	(55,377)	(55,654)

Total stockholders’ equity	136,166	134,880

Total liabilities and stockholders’ equity	$198,948	$199,563

comScore, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended
	March 31,
	2009	2008
	(unaudited)
Operating Activities:
Net income	$277	$2,531
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,511	1,035
Amortization of intangible assets resulting from acquisitions	320	7
Provisions for bad debts	271	65
Stock-based compensation	2,300	1,143
Amortization of deferred rent	(99)	(25)
Deferred tax provision	1,253	1,613
Loss on asset disposal	16	—

Changes in operating assets and liabilities:
Accounts receivable	(2,423)	(1,467)
Prepaid expenses and other current assets	(307)	(326)
Other non-current assets	—	2
Accounts payable, accrued expenses, and other liabilities	(2,544)	(648)
Deferred revenues	1,299	3,864
Deferred rent	350	2,541

Net cash provided by operating activities	2,224	10,335

Investing activities
Recovery of restricted cash	—	1,385
Purchase of investments	(20,587)	(51,793)
Sales and maturities of investments	13,262	30,450
Purchase of property and equipment	(2,854)	(3,682)

Net cash used in investing activities	(10,179)	(23,640)

Financing activities
Proceeds from the exercise of common stock options and warrants	123	369
Repurchase of common stock	(1,076)	(965)
Principal payments on capital lease obligations	(237)	(218)

Net cash used in financing activities	(1,190)	(814)

Effect of exchange rate changes on cash	(126)	(110)

Net decrease in cash and cash equivalents	(9,271)	(14,229)
Cash and cash equivalents at beginning of period	34,297	68,368

Cash and cash equivalents at end of period	$25,026	$54,139

Reconciliation from Income before income taxes to Non-GAAP Net Income and Adjusted EBITDA (in thousands)

	Three Months Ended
	March 31,
	2009	2008
	(unaudited)

Income before income taxes	$1,457	$4,209
Deferred tax provision	(1,253)	(1,613)
Current cash tax provision	73	(65)

Net income	277	2,531

Amortization of acquired intangibles	320	7
Stock-based compensation	2,300	1,143
Deferred tax provision	1,253	1,613

Non-GAAP net income	4,150	5,294

Current cash tax provision	(73)	65
Depreciation	1,511	1,035
Interest (income) expense, net	(175)	(819)

Adjusted EBITDA	5,413	5,575
Adjusted EBITDA margin (%)	18%	21%

EPS (diluted)	$0.01	$0.08
Non-GAAP EPS (diluted)	$0.14	$0.18

Reconciliation from GAAP Operating Cash Flow to Free Cash Flow (in thousands)

	Three Months Ended
	March 31,
	2009		2008
	(unaudited)
Net cash provided by operating activities	$2,224	*	$10,335	**
Purchase of property and equipment	(2,854)	*	(3,682)	**

Free cash flow	$(630)		$6,653

*	Includes approximately $350,000 in leasehold improvements due to tenant allowances

**	Includes approximately $2.5 million in leasehold improvements due to tenant allowances

Reconciliation from Income before income taxes to Adjusted EBITDA (Guidance) (in thousands)
Forecasted amounts for the three months ended June 30, 2009 are based on the mid-points of the range of guidance provided herein.
June 30, 2008 reflects reported results.

	Three Months Ended
	June 30,
	2009	2008
	(unaudited)

Revenues	$31,050	$28,750

Income before income taxes	$1,300	$3,193
Amortization of acquired intangibles	324	122
Stock-based compensation	2,600	1,590
Impairment of marketable securities	—	386
Non-recurring costs from acquisition	—	458
Depreciation	1,742	1,208
Interest (income) expense, net	(166)	(492)

Adjusted EBITDA	$5,800	$6,465

Adjusted EBITDA Margin	19%	22%